 Amendment no. 1 to ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of March 28, 2012 by and among UniTek Global Services, Inc., a Delaware corporation (“UniTek” or “Purchaser”), PINNACLE WIRELESS, INC., a New Jersey business corporation (“Pinnacle”), CURRENT FLOW TECHNOLOGIES CORPORATION, a New Jersey corporation (“CFT” and together with Pinnacle, the “Companies”), Michael Hayford (“Hayford”), Timothy Walters (“Walters”), Christopher Love (“Love”), Michael Rubenstein, (“Rubenstein”), and Manny Medina (“Medina” and collectively with Hayford, Walters, Love and Rubenstein, “Shareholders” and, together with Pinnacle and CFT, “Sellers”). This Amendment amends that certain Asset Purchase Agreement, dated as of June 23, 2010 by and among Purchaser and Sellers (the “Agreement”). All capitalized terms that are used in this Amendment and not defined herein shall have the respective meanings ascribed thereto in the Agreement.

RECITALS

WHEREAS, Purchaser and Sellers deem it advisable to amend the Agreement to provide for the matters hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and other premises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

AGREEMENT

1. Amendment. Section 4.1.2(d) of the Agreement is hereby amended and restated in its entirety as follows in order to add the last two sentences set forth at the end of such paragraph, as amended:

(d) Earnout Payments due Pinnacle under this Section 4.1.2 shall be made within five business days after the applicable Final Earnout Payment Determination Date (as defined below). Such payments shall be paid to Pinnacle in the following manner: (i) the Six Month Earnout Payment shall be paid in cash or by wire transfer of immediately available funds pursuant to the Wire Instructions, (ii) 60% of each Earnout Payment shall be paid to Sellers as specified by Sellers' Representative in cash or by wire transfer of immediately available funds pursuant to the Wire Instructions, except that the cash portion of the first Earnout Payment made after Purchaser’s payment of the Six Month Earnout Payment shall be reduced by the amount of the Six Month Earnout Payment, and (ii) 40% of each Earnout Payment shall be paid (and delivered) to Pinnacle in the form of shares of UniTek Common Stock, which shares shall be (x) issued in the names and amounts specified by Sellers’ Representative, (y) valued at the volume-weighted average of the closing prices of the UniTek Common Stock as quoted on the Nasdaq Global Market for the twenty (20) days prior to the EBITDA measurement date giving rise to the Earnout Payment being made, and (z) granted the registration rights under the Registration Right Agreement. All other provisions of this Section 4.1.2 notwithstanding, however, in no case shall the number of shares of UniTek Common Stock issued pursuant to this Section 4.1.2, together with the shares of UniTek Common Stock issued pursuant to Section 4.1.1, exceed 3,029,856, which equals 19.99% of the shares of UniTek Common Stock outstanding on the date of this Agreement. In the event that the limitation set forth in the preceding sentence shall result in the reduction of the number of shares issued as part of the applicable Earnout Payment, then the amount of the cash portion of the Earnout Payment shall be increased by an amount equal to the dollar value, as determined in accordance in with clause (y) above, of the shares of UniTek Common Stock that would otherwise have been issued.

2. Counterparts; Facsimiles. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and Sellers and Purchaser may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. Signatures may be exchanged by facsimile or other electronic transmission.

3. No Other Amendment. Except as modified by this Amendment, the Agreement shall remain in full force and effect in all respects without any modification. By executing this Amendment below, Sellers and Purchaser certify that this Amendment has been executed and delivered in compliance with the requirements of the Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed as of the date and year first above written.

UNITEK/PURCHASER: UniTek Global Services, Inc. By: /s/ Ronald J. Lejman Ronald J. Lejman, Chief Financial Officer

SELLERS:

Pinnacle Wireless, Inc.:

By: /s/ Michael Hayford

Michael Hayford, President/CEO

Current Flow Technologies Corporation:

By: /s/ Michael Hayford

Michael Hayford, President/CEO

/s/ Michael Hayford

Michael Hayford, Individually

/s/ Timothy Walters

Timothy Walters, Individually

/s/ Christopher Love

Christopher Love, Individually

/s/ Michael Rubenstein

Michael Rubenstein, Individually

/s/ Manny Medina

Manny Medina, Individually